Exhibit 10.1

                                Equity Inns, Inc.

               Summary of 2006 Non-Employee Director Compensation


                                                               Amount
               Annual Retainer                             $25,000
               Fee per Board Meeting Attended                1,250
               Fee per Committee Meeting Attended            1,000
               Committee Chair Fees:
                           Audit Committee                   7,500
                           Compensation Committee            5,500
                           Corporate Governance and
                               Nomination Committee          5,000
               Annual Restricted Stock Award               $25,000 (1)

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               (1) Non-employee directors will receive a number of shares equal in value to $25,000 based on the closing sale price for the Company's common stock on the date of grant. Non-employee directors will receive this annual grant effective the date of the Company's first board meeting following each of the Company's annual meeting of shareholders.